UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 30, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 S. Cherry St., Suite 1515, Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 (b). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 30, 2019, the United States District Court for the District of Colorado (the “Court”) entered an order (the “Order”) discharging Ryan Smith as the interim custodian for U.S. Energy Corp, a Wyoming corporation (the “Company”), and appointing C. Randel Lewis as the custodian of the Company. Pursuant to the Order, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference, among other things:

●	David Veltri remains preliminarily enjoined from acting as, or holding himself out to be, President and/or Chief Executive Officer of the Company;

●	Mr. Smith is discharged as temporary custodian of the Company; and

●	the Court appoints Mr. Lewis as the custodian of the Company, with the charge to act as Interim Chief Executive Officer (“CEO”) and, by virtue of that charge and the bylaws of the Company, the Chairman of the Board of Directors of the Company (the “Board”).

As noted in the Order, the primary purpose of the custodianship shall be to maintain the Company as an operating company, compliant with all applicable laws and regulations, pending longer-term resolution of Board deadlock. As custodian of the Company, Mr. Lewis shall govern his actions with reference to this purpose and have all the powers normally attendant to the position of CEO of the Company, except as noted in the Order. In addition, pursuant to the Order, among other things, the custodian shall:

●	act “in place of” the Board to appoint one independent director to replace Hoffman, thus returning the Board to five members (inclusive of the custodian), inform any candidate for this position that the candidate’s directorship may last potentially only until the next shareholders’ meeting and, in case of any director resignations, act in place of the Board to appoint replacements so that the Board remains at five members (inclusive of the custodian);

●	not have the power, absent a specific directive by majority vote of a five-member Board (inclusive of the custodian), to

o	pursue the purchase of APEG Energy II, LP’s (“APEG”) North Dakota assets at any price; and

o	take any action designed to cause the dismissal, abandonment, or settlement of the lawsuit filed by the Company against APEG in a certain Texas lawsuit;

●	promptly issue a call for an annual shareholders’ meeting to take place no later than July 31, 2019, with an agenda to include the election of five directors to the Board (including a director to replace the custodian on the Board), and to conduct any other business properly before the shareholders;

●	ensure that the five-member board elected at the annual shareholders’ meeting promptly votes on a CEO to replace the custodian in this role and ensure that CEO candidates understand that their tenure as CEO may last only so long as is required for the Court to resolve the disputed issues in the lawsuit prompting the Order; and

●	promptly after election of a CEO per the Order, move the Court to be discharged..

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	May 30, 2019 Order from the United States District Court for the District of Colorado Discharging Temporary Custodian and Appointing Custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 4, 2019	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer